Exhibit 99.1

On August 25, 2003, Leonard A. Lauder
("LAL" or the "Reporting Person")
excercised options in respect of 20,000 shares of Class A Common Stock. He sold them that day in a number of transactions with an average sale price of $33.6338.
The shares sold at various prices on
that day are set forth below:

Shares		Price
100		33.25
200		33.26
200		33.27
200		33.28
100		33.29
100		33.35
400		33.40
600		33.41
100		33.43
100		33.44
300		33.45
300		33.46
200		33.49
200		33.50
100		33.51
600		33.52
600		33.53
200		33.54
100		33.55
200		33.56
100		33.57
300		33.58
900		33.59
1300		33.60
400		33.61
400		33.62
200		33.63
400		33.64
300		33.65
700		33.66
800		33.67
400		33.68
500		33.69
1000		33.70
800		33.71
1100		33.72
600		33.73
1000		33.74
1100		33.75
800		33.76
300		33.77
400		33.78
400		33.79
200		33.80
100		33.81
200		33.83
100		33.84
100		33.85
100		33.86
100		33.87

On August 26, 2003, Leonard A. Lauder
("LAL" or the "Reporting Person")
excercised options in respect of 20,000 shares of Class A Common Stock. He sold them that day in a number of transactions with an average sale price of $33.5857.
The shares sold at various prices on
that day are set forth below:

Shares		Price
100		33.45
500		33.47
800		33.48
1300		33.49
2300		33.50
2100		33.51
2100		33.52
900		33.53
700		33.54
200		33.55
100		33.56
600		33.58
200		33.59
500		33.60
300		33.61
200		33.62
400		33.64
700		33.65
1000		33.66
300		33.67
600		33.68
600		33.69
800		33.70
400		33.71
300		33.72
100		33.73
100		33.74
100		33.75
100		33.76
900		33.77
200		33.78
200		33.79
100		33.80
100		33.82
100		33.84

The average price per share for sales
on August 26, 2003 was $33.5857.

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,279,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,095,410 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,526,978 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.